EXHIBIT 99.4
                                                                    ------------



                             SALON MEDIA GROUP, INC.
                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 SEPTEMBER 30,                         SEPTEMBER 30,
                                                                     2001             PROFORMA            2001
                                                                   (ACTUAL)         ADJUSTMENTS         (PROFORMA)
                                                                   --------           --------           --------
Assets
     Current assets:
          Cash and cash equivalents                                $  2,920           $   --             $  2,920
          Accounts receivable, net                                      268               --                  268
          Prepaid expenses and other current assets                     238               --                  238
                                                                   --------           --------           --------
          Total current assets                                        3,426               --                3,426
     Property and equipment, net                                      1,660               --                1,660
     Other assets                                                       889               --                  889
     Goodwill                                                           270               --                  270
     Intangible assets, net                                             891               --                  891
                                                                   --------           --------           --------
          Total assets                                             $  7,136           $   --             $  7,136
                                                                   ========           ========           ========

Liabilities and stockholders' equity Current liabilities:
          Accounts payable and accrued liabilities                 $  2,226           $   --             $  2,226
          Deferred revenue                                              476               --                  476
                                                                   --------           --------           --------
          Total current liabilities                                   2,702               --                2,702
     Long-term liabilities                                              225               --                  225
                                                                   --------           --------           --------
          Total liabilities                                           2,927               --                2,927
                                                                   --------           --------           --------
Redeemable convertible preferred stock                                3,241             (3,241)              --
                                                                   --------           --------           --------

Stockholder' equity:
     Preferred Stock                                                   --                    0                  0
     Common stock                                                        14               --                   14
     Additional paid-in-capital                                      81,633              3,241             84,874
     Advertising receivable from stockholder                         (6,671)              --               (6,671)
     Unearned compensation                                             (139)              --                 (139)
     Accumulated deficit                                            (73,869)              --              (73,869)
                                                                   --------           --------           --------
          Total stockholders' equity                                    968              3,241              4,209
                                                                   --------           --------           --------
          Total liabilities and stockholders' equity               $  7,136           $   --             $  7,136
                                                                   ========           ========           ========